[GRAPHIC OMITTED][GRAPHIC OMITTED]

John W. Hlywak, Jr. (Investors)     Scott Soifer      (Media)
Executive Vice President & CFO      Vice President of Marketing and Development
IntegraMed America, Inc.            IntegraMed America, Inc.
(914) 251-4143                      (914) 251-4186
email:  jhlywak@integramed.com      email:  ssoifer@integramed.com
        ----------------------                       ----------------------
Web Address:  http://www.integramed.com
                  -------------------------

                    INTEGRAMED REPORTS FIRST QUARTER RESULTS
                            Net Income Increases 52%


Purchase, NY, May 2, 2006 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the first quarter ended March 31, 2006.

Reported Results

Net income for the first quarter of 2006 was $476,000, a 52% increase from the $314,000 net income reported for the first quarter of 2005. Diluted earnings per share for the first quarter of 2006 were $0.09 compared to $0.06 for the same period in 2005.

Total revenues for the first quarter of 2006 were $30.5 million, an 11% increase from comparable pro forma revenues for the same period in 2005.

The contribution to earnings from operations in the first quarter of 2006 was approximately $3.8 million, a 13% increase from the $3.4 million reported for the same period in 2005. Contribution to earnings from operations now represents 12.8% of revenue compared to 10.5% from the year ago period.


Change in Reporting Format

Effective October 1, 2005, the Company entered into an amended service agreement with ivpcare, inc, its strategic partner in the pharmaceutical services business (part of the consumer services segment), whereby the Company no longer records sales of pharmaceutical products as revenue and costs of pharmaceutical products as a cost of service, but rather net marketing fees associated with those sales. As a result of these changes, revenues for the first quarter of 2006 of $30.5 million are not directly comparable to reported revenue for the first quarter of 2005 of $32 million. Revenues on a reported basis and after giving effect to the contract amendment are presented below (in thousands):

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                                                           First Quarter
                                                              of 2005
                                                           -------------

Total revenues, as reported.............................      $31,983
Less pharmaceutical revenue related to basis
of accounting change....................................        4,550
                                                              -------
Total revenues, adjusted pro forma......................      $27,433

Management Discussion


"In comparing the first quarter of 2006 with the first quarter of 2005, the Provider Services segment of our business had 8% revenue growth; and the Shared Risk Refund Program and Patient Financing portion of the Consumer Services segment had revenue growth of 66%," said Jay Higham, President and CEO of IntegraMed. In addition, the change in reporting format as well as the continued rapid growth in our higher margin Consumer Services segment have combined to produce a 22% improvement in contribution margins.


"Further, since the beginning of 2006 we added to our network through new contracts in Boston and Seattle and new affiliates in Baton Rouge and Cincinnati. The impact from these new contracts did not contribute to our success in the first quarter and we expect revenue increases from these transactions to begin in the second half of the year. With the strong start in the first quarter we are on plan to build revenue and bottom-line results for all of 2006," said Mr. Higham.

About IntegraMed America, Inc.

IntegraMed America, based in Purchase, NY, is focused on the $2.5 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and operates www.integramed.com, an award-winning infertility Web site.

Investors' Conference Call

Jay Higham, Chief Executive Officer and President and John Hlywak, Senior Vice President and Chief Financial Officer, will host an investment-community conference call beginning Wednesday, May 3, 2006 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374.0146 (domestic) or (706) 634.1307 (international). A telephone replay will be available through 12:00 p.m. Eastern Time, May 10, 2006 by dialing (800)
642.1687 (domestic) or (706) 645.9291 (international) and entering reservation number 8582171.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's

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homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of May 2, 2006 and IntegraMed undertakes no duty to update this information.


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                            INTEGRAMED AMERICA, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)


                                                          For the three-months
                                                              ended March 31,
                                                          ---------------------
                                                             2006        2005
                                                          ---------    --------
                                                               (unaudited)

Revenues, net
     Provider Services .................................   $ 27,796    $ 25,734
     Consumer Services .................................      2,658       6,249
                                                           --------    --------
     Total revenues ....................................     30,454      31,983
                                                           --------    --------

Costs of services
     Provider Services .................................     25,032      23,019
     Consumer Services .................................      1,640       5,611
                                                           --------    --------
     Total costs of services ...........................     26,672      28,630
                                                           --------    --------

Contribution
     Provider Services .................................      2,764       2,715
     Consumer Services .................................      1,018         638
                                                           --------    --------
     Total contribution ................................      3,782       3,353
                                                           --------    --------

General and administrative expenses ....................      3,052       2,834
Interest income ........................................       (221)       (100)
Interest expense .......................................        159          97
                                                           --------    --------
     Total other expenses ..............................      2,990       2,831
                                                           --------    --------

Income before income taxes .............................        792         522
Income tax provision ...................................        316         208
                                                           --------    --------
Net income .............................................   $    476    $    314
                                                           ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share ..........................   $   0.09    $   0.07
     Diluted earnings per share ........................   $   0.09    $   0.06

Weighted average shares - basic ........................      5,201       4,740
Weighted average shares - diluted ......................      5,303       5,010

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


                            INTEGRAMED AMERICA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)


                                                                      March 31,  December31,
                                                                        2006         2005
                                                                      ---------  -----------

ASSETS
Current assets:
   Cash and cash equivalents ......................................   $ 19,917    $ 22,521
   Pharmaceutical and other accounts receivable, net ..............        875         490
   Deferred taxes .................................................        976       1,080
   Prepaids and other current assets ..............................      4,289       2,768
                                                                      --------    --------
       Total current assets .......................................     26,057      26,859

Fixed assets, net .................................................     14,513      14,877
Intangible Assets, net ............................................     22,080      22,434
Deferred taxes ....................................................        703         815
Other assets ......................................................        651         590
                                                                      --------    --------
       Total assets ...............................................   $ 64,004    $ 65,575
                                                                      ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................   $    623    $    917
   Accrued liabilities ............................................      7,049       8,023
   Current portion of long-term notes payable and other obligations      1,501       1,500
   Due to Medical Practices, net ..................................      3,984       4,949
   Shared Risk Patient deposits ...................................      5,009       4,739
                                                                      --------    --------

       Total current liabilities ..................................     18,166      20,128
                                                                      --------    --------

Long-term notes payable and other obligations .....................      8,271       8,647
                                                                      --------    --------

Commitments and Contingencies

Shareholders' equity:
   Common Stock ...................................................         51          51
   Capital in excess of par .......................................     49,405      49,747
   Deferred compensation ..........................................       (658)       (354)
   Treasury Stock .................................................       --          (937)
   Accumulated deficit ............................................    (11,231)    (11,707)
                                                                      --------    --------

       Total shareholders' equity .................................     37,567      36,800
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 64,004    $ 65,575
                                                                      ========    ========


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